Exhibit 99.1
Evan Goldstein
Salesforce
Investor Relations
415-819-2987
evan.goldstein@salesforce.com

Stephanie Barnes
Salesforce
Public Relations
415-722-0883
stephanie.barnes@salesforce.com

Salesforce Announces Strong Fourth Quarter and Full Year Fiscal 2021 Results
Raises FY22 Revenue Guidance to $25.65 Billion to $25.75 Billion

•Fourth Quarter Revenue of $5.82 Billion, up 20% Year-Over-Year, 19% in Constant Currency
•FY21 Revenue of $21.25 Billion, up 24% Year-Over-Year, 24% in Constant Currency
•Current Remaining Performance Obligation of Approximately $18.0 Billion, up 20% Year-Over-Year, 18% in Constant Currency
•FY21 GAAP Operating Margin of 2.1% and Non-GAAP Operating Margin of 17.7%
•Raises First Quarter FY22 Revenue Guidance to Approximately $5.875 Billion to $5.885 Billion, up Approximately 21% Year-Over-Year
•Initiates FY22 GAAP Operating Margin Guidance of Approximately 0.2% and FY22 Non-GAAP Operating Margin Guidance of Approximately 17.7%

SAN FRANCISCO, Calif. - February 25, 2021 - Salesforce (NYSE: CRM), the global leader in CRM, today announced results for its fiscal fourth quarter and full year fiscal 2021 ended January 31, 2021.

"We never could have predicted a year ago what was in store, which makes me incredibly proud of how well we pivoted our company to adapt to this pandemic world,” said Marc Benioff, Chair & CEO of Salesforce. “We had a record quarter and year by innovating more and faster than ever, enabling our customers to be successful from anywhere, and becoming more relevant and strategic than ever. And we continued to serve all of our stakeholders in a time when they needed it most.”

Salesforce delivered the following results for its fiscal fourth quarter and full fiscal year:

Revenue: Total fourth quarter revenue was $5.82 billion, an increase of 20% year-over-year, and 19% in constant currency. Subscription and support revenues for the quarter were $5.48 billion, an increase of 20% year-over-year. Professional services and other revenues for the quarter were $0.34 billion, an increase of 18% year-over-year.

Total fiscal 2021 revenue was $21.25 billion, up 24% year-over-year, and 24% in constant currency. Subscription and support revenues for the year were $19.98 billion, up 25% year-over-year. Professional services and other revenues for the year were $1.28 billion, up 21% year-over-year.

Operating Margin: Fourth quarter GAAP operating margin was 3.3%. Fourth quarter non-GAAP operating margin was 17.5%. Fiscal 2021 GAAP operating margin was 2.1%. Fiscal 2021 non-GAAP operating margin was 17.7%.

Earnings per Share: Fourth quarter GAAP diluted earnings per share was $0.28, and non-GAAP diluted earnings per share was $1.04. Mark-to-market accounting of the company’s strategic investments, required by ASU 2016-01, benefited GAAP diluted earnings per share by $0.21 based on a U.S. tax rate of 25% and non-GAAP diluted earnings per share by $0.22 based on a non-GAAP tax rate of 22%.

Fiscal 2021 GAAP diluted earnings per share was $4.38, and non-GAAP diluted earnings per share was $4.92. Mark-to-market accounting of the company’s strategic investments, required by ASU 2016-01, benefited GAAP diluted earnings per share by $1.75 based on a U.S. tax rate of 25% and non-GAAP diluted earnings per share by $1.82 based on a non-GAAP tax rate of 22%.

Cash: Cash generated from operations for the fourth quarter was $2.17 billion, an increase of 33% year-over-year. Total cash, cash equivalents and marketable securities ended the fourth quarter at $11.97 billion. Cash generated from operations for fiscal 2021 was $4.8 billion, an increase of 11% year-over-year.

Remaining Performance Obligation: Remaining performance obligation ended the fourth quarter at approximately $36.1 billion, an increase of 17% year-over-year. Current remaining performance obligation ended the fourth quarter at approximately $18.0 billion, an increase of 20% year-over-year, 18% in constant currency.

As of February 25, 2021, the company is initiating its GAAP earnings per share guidance, non-GAAP earnings per share guidance, and current remaining performance obligation growth guidance for its first quarter of fiscal year 2022. As of February 25, 2021, the company is raising its revenue guidance previously provided on December 1, 2020 for its first quarter of fiscal year 2022 and full fiscal year 2022. As of February 25, 2021 the company is initiating its operating cash flow guidance, GAAP earnings per share guidance, non-GAAP earnings per share guidance, GAAP operating margin guidance and non-GAAP operating margin guidance for its full fiscal year 2022.

Management will provide further commentary around these guidance assumptions on its earnings call, which is expected to occur on February 25, 2021 at 2:00 PM Pacific Time.

Our guidance assumes no change to the value of the company's strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses. In addition, the guidance below is based on estimated GAAP tax rates that reflect the company’s currently available information, and excludes forecasted discrete tax items such as excess tax benefits from stock-based compensation. The GAAP tax rates may fluctuate due to future acquisitions or other transactions.

	Q1 FY22 Guidance	Full Year FY22 Guidance
Revenue(1)	$5.875 - $5.885 Billion	$25.65 - $25.75 Billion
Y/Y Growth	~21%	~21%
GAAP operating margin	N/A	~0.2%
Non-GAAP operating margin	N/A	~17.7%
GAAP earnings (loss) per share	$0.56 - $0.57	($0.44) - ($0.42)
Non-GAAP earnings per share	$0.88 - $0.89	$3.39 - $3.41
Operating Cash Flow Growth (Y/Y)	N/A	~10% - 11%
Current Remaining Performance Obligation Growth (Y/Y)	~19%	N/A
(1)Full Year FY22 revenue guidance includes contributions from Slack Technologies, Inc. of approximately $600 million, net of purchase accounting, and assumes a closing date in late Q2.

The following is a reconciliation of GAAP operating margin guidance to non-GAAP operating margin guidance for the full year:

Full Year FY22 Guidance
GAAP operating margin(1)	0.2%
Plus
Amortization of purchased intangibles(2)	6.4%
Stock-based expense(2)	11.1%
Non-GAAP operating margin(1)	17.7%
(1) GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue.
(2) The percentages shown above have been calculated based on the midpoint of the low and high ends of the revenue guidance for full year FY22.

The following is a per share reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and the full year:

	Fiscal 2022
	Q1	FY22
GAAP (loss) earnings per share range(1)(2)	$0.56 - $0.57	($0.44) - ($0.42)
Plus
Amortization of purchased intangibles	$0.30	$1.65
Stock-based expense	$0.59	$2.88
Less
Income tax effects and adjustments(3)	$(0.57)	$(0.70)
Non-GAAP diluted earnings per share(2)	$0.88 - $0.89	$3.39 - $3.41
Shares used in computing basic GAAP net income per share (millions)	923	959
Shares used in computing diluted Non-GAAP net income per share (millions)	950	990
(1)The Company's GAAP tax provision is expected to be approximately (130%) for the three months ended April 30, 2021, and for the year ended January 31, 2022. The GAAP tax rates may fluctuate due to discrete tax items and related effects in conjunction with certain provisions in the Tax Cuts and Jobs Act, future acquisitions or other transactions.
(2) The Company's projected GAAP and Non-GAAP diluted (loss) earnings per share assumes no change to the value of our strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses. While historically the company's strategic investment portfolio has had a positive impact on the company's financial results, that may not be true for future periods, particularly in periods of significant market fluctuations that affect the publicity traded companies within the company's strategic investment portfolio. The impact of future gains or losses from the company's strategic investment portfolio could be material.
(3) The Company’s Non-GAAP tax provision uses a long-term projected tax rate of 21.5%, which reflects currently available information and could be subject to change.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Quarterly Conference Call
Salesforce plans to host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results with the investment community. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

About Salesforce
Salesforce, the global CRM leader, empowers companies of every size and industry to digitally transform and create a 360° view of their customers. For more information about Salesforce (NYSE: CRM), visit: www.salesforce.com.

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"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the company's financial and operating results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, earnings per share, operating cash flow growth, operating margin, expected revenue growth, expected current remaining performance obligation growth, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth, environmental, social and governance goals, expected capital allocation, including mergers and acquisitions, capital expenditures and other investments, expectations regarding closing contemplated acquisitions and contributions from acquired companies. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements it makes.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with the impact of, and actions we may take in response to, the COVID-19 pandemic, related public health measures and resulting economic downturn and market volatility; our ability to maintain service performance and security levels meeting the expectations of our customers, and the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate performance degradation and security breaches; the expenses associated with our data centers and third-party infrastructure providers; our ability to secure additional data center capacity; our reliance on third-party hardware, software and platform providers; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cross-border data transfers and import and export controls; current and potential litigation involving us or our industry, including litigation involving acquired entities such as Tableau, and the resolution or settlement thereof; regulatory developments and regulatory investigations involving us or affecting our industry; our ability to successfully introduce new services and product features, including any efforts to expand our services; the success of our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; our ability to complete, on a timely basis or at all, announced transactions, including our proposed acquisition of Slack Technologies, Inc.; our ability to realize the benefits from acquisitions, strategic partnerships, joint ventures and investments; our ability to successfully integrate acquired businesses and technologies; our ability to compete in the market in which we participate; the success of our business strategy and our plan to build our business, including our strategy to be a leading provider of enterprise cloud computing applications and platforms; our ability to execute our business plans; our ability to continue to grow unearned revenue and remaining performance obligation; the pace of change and innovation in enterprise cloud computing services; the seasonal nature of our sales cycles; our ability to limit customer attrition and costs related to those efforts; the success of our international expansion strategy; the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions; our ability to preserve our workplace culture, including as a result of our decisions regarding our current and future office environments or work-from-home policies; our dependency on the development and maintenance of the infrastructure of the Internet; our real estate and office facilities strategy and related costs and uncertainties; fluctuations in, and our ability to predict, our operating results and cash flows; the variability in our results arising from the accounting for term license revenue products; the performance and fair value of our investments in complementary businesses through our strategic investment portfolio; the impact of future gains or losses from our strategic investment portfolio including gains or losses from overall market conditions that may affect the publicly traded companies within our strategic investment portfolio; our ability to protect our intellectual property rights; our ability to develop our brands; the impact of foreign currency exchange rate and interest rate fluctuations on our results; the valuation of our deferred tax assets and the release of related valuation allowances; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties affecting our ability to estimate our tax rate; uncertainties regarding our tax obligations in connection with potential jurisdictional transfers of intellectual property, including the tax rate, the timing of the transfer and the value of such transferred intellectual property; uncertainties regarding the effect of general economic and market conditions; the impact of geopolitical events; uncertainties regarding the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; risks related to our bridge loan facility and term loan associated with our proposed acquisition of Slack Technologies, Inc., 2023 and 2028 senior notes, revolving credit facility and loan associated with 50 Fremont; our ability to comply with our debt covenants and lease obligations; and the impact of climate change, natural disasters and actual or threatened public health emergencies, including the ongoing COVID-19 pandemic.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2021 salesforce.com, inc.  All rights reserved.  Salesforce and other marks are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

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salesforce.com, inc.
Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

4	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Revenues:
Subscription and support	$5,476	$4,563	$19,976	$16,043
Professional services and other	341	288	1,276	1,055
Total revenues	5,817	4,851	21,252	17,098
Cost of revenues (1)(2)(3):
Subscription and support	1,115	923	4,154	3,198
Professional services and other	364	297	1,284	1,037
Total cost of revenues	1,479	1,220	5,438	4,235
Gross profit	4,338	3,631	15,814	12,863
Operating expenses (1)(2)(3):
Research and development	939	831	3,598	2,766
Marketing and sales	2,632	2,346	9,674	7,930
General and administrative	574	490	2,087	1,704
Loss on settlement of Salesforce.org reseller agreement	0	0	0	166
Total operating expenses	4,145	3,667	15,359	12,566
Income (loss) from operations	193	(36)	455	297
Gains on strategic investments, net (4)	260	31	2,170	427
Other income (expense)	(28)	1	(64)	(18)
Income (loss) before benefit from (provision for) income taxes	425	(4)	2,561	706
Benefit from (provision for) income taxes (5)	(158)	(244)	1,511	(580)
Net income (loss)	$267	$(248)	$4,072	$126
Basic net income (loss) per share	$0.29	$(0.28)	$4.48	$0.15
Diluted net income (loss) per share	$0.28	$(0.28)	$4.38	$0.15
Shares used in computing basic net income (loss) per share	916	889	908	829
Shares used in computing diluted net income (loss) per share	939	889	930	850
(1)Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Cost of revenues	$168	$160	$662	$440
Marketing and sales	115	110	459	352
(2)Amounts include stock-based expense, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Cost of revenues	$61	$61	$241	$204
Research and development	172	162	703	510
Marketing and sales	223	227	941	852
General and administrative	86	61	305	219
(3) During the three months ended January 31, 2021, the Company recorded approximately $184 million of impairments associated with real estate leases in select locations it permanently exited in the period.
(4) Two of the Company’s strategic investments completed their initial public offering, resulting in unrealized gains of $1.7 billion during fiscal 2021.
(5) During the three months ended July 31, 2020, the Company recognized approximately $2.0 billion of one-time benefit from a discrete tax item related to the recognition of deferred tax assets resulting from an intra-entity transfer of intangible property in fiscal 2021.

salesforce.com, inc.
Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Revenues:
Subscription and support	94%	94%	94%	94%
Professional services and other	6	6	6	6
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	19	19	20	19
Professional services and other	6	6	6	6
Total cost of revenues	25	25	26	25
Gross profit	75	75	74	75
Operating expenses (1)(2):
Research and development	16	17	17	16
Marketing and sales	46	49	45	46
General and administrative	10	10	10	10
Loss on settlement of Salesforce.org reseller agreement	0	0	0	1
Total operating expenses	72	76	72	73
Income (loss) from operations (3)	3	(1)	2	2
Gains on strategic investments, net	4	1	10	2
Other income (expense)	0	0	0	0
Income (loss) before benefit from (provision for) income taxes	7	0	12	4
Benefit from (provision for) income taxes	(2)	(5)	7	(3)
Net income (loss)	5%	(5)%	19%	1%

(1)Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Cost of revenues	3%	4%	3%	3%
Marketing and sales	2	2	2	2

(2)Amounts include stock-based expense as a percentage of total revenues, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Cost of revenues	1%	1%	1%	1%
Research and development	3	4	4	3
Marketing and sales	4	4	4	5
General and administrative	1	1	1	1

(3) During the three months and fiscal year ended January 31, 2021, the impact of impairments associated with real estate leases exited was approximately 3% and 1% of revenue, respectively.

salesforce.com, inc.
Consolidated Balance Sheets
(in millions)
(Unaudited)

	January 31, 2021	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$6,195	$4,145
Marketable securities	5,771	3,802
Accounts receivable, net	7,786	6,174
Costs capitalized to obtain revenue contracts, net	1,146	926
Prepaid expenses and other current assets	991	916
Total current assets	21,889	15,963
Property and equipment, net	2,459	2,375
Operating lease right-of-use assets, net	3,204	3,040
Noncurrent costs capitalized to obtain revenue contracts, net	1,715	1,348
Strategic investments	3,909	1,963
Goodwill	26,318	25,134
Intangible assets acquired through business combinations, net	4,114	4,724
Deferred tax assets and other assets, net	2,693	579
Total assets	$66,301	$55,126
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$4,355	$3,433
Operating lease liabilities, current	766	750
Unearned revenue	12,607	10,662
Total current liabilities	17,728	14,845
Noncurrent debt	2,673	2,673
Noncurrent operating lease liabilities	2,842	2,445
Other noncurrent liabilities	1,565	1,278
Total liabilities	24,808	21,241
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	35,601	32,116
Accumulated other comprehensive loss	(42)	(93)
Retained earnings	5,933	1,861
Total stockholders’ equity	41,493	33,885
Total liabilities and stockholders’ equity	$66,301	$55,126

salesforce.com, inc.
Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

4	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Operating activities:
Net income (loss)	$267	$(248)	$4,072	$126
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	869	633	2,846	2,135
Amortization of costs capitalized to obtain revenue contracts, net	290	229	1,058	876
Expenses related to employee stock plans	542	511	2,190	1,785
Loss on settlement of Salesforce.org reseller agreement	0	0	0	166
Gains on strategic investments, net	(260)	(31)	(2,170)	(427)
Tax benefit from intra-entity transfer of intangible property	0	0	(2,003)	0
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(4,429)	(3,599)	(1,556)	(1,000)
Costs capitalized to obtain revenue contracts, net	(672)	(587)	(1,645)	(1,130)
Prepaid expenses and other current assets and other assets	1	133	(133)	(119)
Accounts payable and accrued expenses and other liabilities	1,096	969	1,100	982
Operating lease liabilities	(214)	(182)	(830)	(728)
Unearned revenue	4,684	3,804	1,872	1,665
Net cash provided by operating activities	2,174	1,632	4,801	4,331
Investing activities:
Business combinations, net of cash acquired	0	(30)	(1,281)	(369)
Purchases of strategic investments	(127)	(201)	(1,069)	(768)
Sales of strategic investments	366	31	1,051	434
Purchases of marketable securities	(865)	(1,913)	(4,833)	(3,857)
Sales of marketable securities	630	556	1,836	1,444
Maturities of marketable securities	239	228	1,035	779
Capital expenditures	(149)	(136)	(710)	(643)
Net cash provided by (used in) investing activities	94	(1,465)	(3,971)	(2,980)
Financing activities:
Proceeds from issuance of debt, net	(20)	0	(20)	0
Proceeds from employee stock plans	216	290	1,321	840
Principal payments on financing obligations	(19)	(14)	(103)	(173)
Repayments of debt	(1)	(151)	(4)	(503)
Net cash provided by financing activities	176	125	1,194	164
Effect of exchange rate changes	27	(15)	26	(39)
Net increase in cash and cash equivalents	2,471	277	2,050	1,476
Cash and cash equivalents, beginning of period	3,724	3,868	4,145	2,669
Cash and cash equivalents, end of period	$6,195	$4,145	$6,195	$4,145

salesforce.com, inc.
Additional Metrics
(Unaudited)

	January 31, 2021	October 31, 2020	July 31, 2020	April 30, 2020	January 31, 2020	October 31, 2019
Full time equivalent headcount (1)	56,606	54,557	54,255	51,613	49,703	47,677
Financial data (in millions):
Cash, cash equivalents and marketable securities (2)(4)	$11,966	$9,492	$9,283	$9,802	$7,947	$6,529
Strategic investments (3)	3,909	3,927	2,555	1,902	1,963	1,760
Principal due on the Company's outstanding debt obligations (4)	2,690	2,691	2,692	2,693	2,694	2,845
(1)    Full time equivalent headcount includes 5,231 from third quarter fiscal 2020 acquisitions.
(2) The Company paid approximately $1.2 billion of cash consideration in connection with the acquisition of Vlocity, Inc. in June 2020.
(3)     In September 2020, one of the Company’s strategic investments completed its initial public offering, resulting in an unrealized gain of $1.1 billion for the three months ended October 31, 2020. In July 2020, one of the Company’s strategic investments completed its initial public offering, resulting in an unrealized gain of $617 million for the three months ended July 31, 2020.
(4)     In December 2020, the Company entered into a definitive agreement to acquire Slack Technologies, Inc. ("Slack"), which is expected to close in the second quarter of fiscal 2022, subject to satisfaction of customary closing conditions, including regulatory approvals, for an estimated $15.6 billion in cash and 45 million shares of Salesforce common stock based on Slack common shares outstanding as of January 31, 2021. The Company expects to fund the cash portion of the consideration with a combination of new debt (which is not reflected in the table above) and cash on the Company's balance sheet.
Supplemental Revenue Analysis
Remaining Performance Obligation
Transaction price allocated to the remaining performance obligations represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. Transaction price allocated to the remaining performance obligation is influenced by several factors, including seasonality, the timing of renewals, average contract terms and foreign currency exchange rates. Unbilled portions of the remaining transaction price denominated in foreign currencies are revalued each period based on the period end exchange rates.
The portion of the remaining performance obligation that is unbilled is not recorded on the balance sheet. Remaining performance obligation consisted of the following (in billions):

	Current	Noncurrent	Total
As of January 31, 2021	$18.0	$18.1	$36.1
As of October 31, 2020	15.3	15.0	30.3
As of July 31, 2020	15.2	15.4	30.6
As of April 30, 2020	14.5	14.8	29.3
As of January 31, 2020	15.0	15.8	30.8

Unearned Revenue
Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Unearned revenue, beginning of period	$7,923	$6,858	$10,662	$8,564
Billings and other (1)	10,598	8,667	23,096	18,662
Contribution from contract asset	(97)	(12)	28	101
Revenue recognized ratably over time	(5,167)	(4,316)	(19,188)	(15,586)
Revenue recognized over time as delivered	(194)	(186)	(767)	(716)
Revenue recognized at a point in time	(456)	(349)	(1,297)	(796)
Unearned revenue from business combinations	0	0	73	433
Unearned revenue, end of period	$12,607	$10,662	$12,607	$10,662
(1)    Other includes, for example, the impact of foreign currency translation.
Disaggregation of Revenue
Subscription and Support Revenue by the Company's service offerings
Subscription and support revenues consisted of the following (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Sales	$1,356	$1,227	$5,191	$4,598
Service	1,446	1,219	5,377	4,466
Platform and Other (1)	1,805	1,432	6,275	4,473
Marketing and Commerce	869	685	3,133	2,506
	$5,476	$4,563	$19,976	$16,043
(1)    Includes approximately $471 million and $1.5 billion of revenue for the three months and year ended January 31, 2021, respectively, contributed from the August 2019 acquisition of Tableau.
Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Americas	$4,012	$3,402	$14,736	$12,051
Europe	1,248	1,009	4,501	3,430
Asia Pacific	557	440	2,015	1,617
	$5,817	$4,851	$21,252	$17,098

Constant Currency Growth Rates
The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Revenue constant currency growth rates were as follows:

	Three Months Ended January 31, 2021 compared to Three Months Ended January 31, 2020	Three Months Ended October 31, 2020 compared to Three Months Ended October 31, 2019	Three Months Ended January 31, 2020 compared to Three Months Ended January 31, 2019
Americas	18%	17%	32%
Europe	20%	26%	47%
Asia Pacific	21%	20%	28%
Total growth	19%	19%	34%
The Company presents constant currency information for current remaining performance obligation to provide a framework for assessing how the Company's underlying business performed excluding the effects of foreign currency rate fluctuations. To present the information, the Company converted the current remaining performance obligation balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as of the most recent balance sheet date.
Current remaining performance obligation constant currency growth rates were as follows:

	January 31, 2021 compared to January 31, 2020	October 31, 2020 compared to October 31, 2019	January 31, 2020 compared to January 31, 2019
Total growth	18%	19%	27%

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in millions)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
GAAP net cash provided by operating activities	$2,174	$1,632	$4,801	$4,331
Capital expenditures (1)	(149)	(136)	(710)	(643)
Free cash flow	$2,025	$1,496	$4,091	$3,688
(1)    Capital expenditures for the fiscal year ended January 31, 2021 includes the Company's purchase of the property located at 450 Mission St. in San Francisco ("450 Mission") in March 2020 for approximately $150 million.

Supplemental Debt Information
The carrying values of the Company's borrowings were as follows (in millions):

Instrument	Date of issuance	Maturity date	January 31, 2021	January 31, 2020
2023 Senior Notes	April 2018	April 2023	$996	$995
2028 Senior Notes	April 2018	April 2028	1,491	1,489
Loan assumed on 50 Fremont	February 2015	June 2023	190	193
Total carrying value of debt			2,677	2,677
Less current portion of debt			(4)	(4)
Total noncurrent debt			$2,673	$2,673

salesforce.com, inc.
GAAP Results Reconciled to non-GAAP Results
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Non-GAAP operating expenses
GAAP operating expenses	$4,145	$3,667	$15,359	$12,566
Less:
Amortization of purchased intangibles (1)	115	110	459	352
Stock-based expense (2)	481	450	1,949	1,581
Non-GAAP operating expenses	$3,549	$3,107	$12,951	$10,633
Non-GAAP income from operations
GAAP income (loss) from operations	$193	$(36)	$455	$297
Plus:
Amortization of purchased intangibles (1)	283	270	1,121	792
Stock-based expense (2)	542	511	2,190	1,785
Non-GAAP income from operations	$1,018	$745	$3,766	$2,874
Non-GAAP operating margin as a percentage of revenues
Total revenues	$5,817	$4,851	$21,252	$17,098
GAAP operating margin (3)	3.3%	(0.7)%	2.1%	1.7%
Non-GAAP operating margin (3)	17.5%	15.4%	17.7%	16.8%
Non-GAAP net income
GAAP net income (loss)	$267	$(248)	$4,072	$126
Plus:
Amortization of purchased intangibles (1)	283	270	1,121	792
Stock-based expense (2)	542	511	2,190	1,785
Income tax effects and adjustments	(117)	69	(2,803)	(159)
Non-GAAP net income	$975	$602	$4,580	$2,544

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Non-GAAP diluted net income per share
GAAP diluted net income (loss) per share	$0.28	$(0.28)	$4.38	$0.15
Plus:
Amortization of purchased intangibles	0.30	0.30	1.21	0.93
Stock-based expense	0.58	0.56	2.35	2.10
Income tax effects and adjustments	(0.12)	0.08	(3.02)	(0.19)
Non-GAAP diluted net income per share	$1.04	$0.66	$4.92	$2.99
Shares used in computing Non-GAAP diluted net income per share	939	911	930	850

Reported GAAP loss per share for the three months ended January 31, 2020 was calculated using the basic share count. Non-GAAP diluted earnings per share was calculated using the diluted share count which includes approximately 22 million shares of dilutive securities related to employee stock awards.

(1)Amortization of purchased intangibles was as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Cost of revenues	$168	$160	$662	$440
Marketing and sales	115	110	459	352
	$283	$270	$1,121	$792

(2)Stock-based expense was as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Cost of revenues	$61	$61	$241	$204
Research and development	172	162	703	510
Marketing and sales	223	227	941	852
General and administrative	86	61	305	219
	$542	$511	$2,190	$1,785

(3) GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the amortization of purchased intangibles and stock-based expense.

salesforce.com, inc.
Computation of Basic and Diluted GAAP and non-GAAP Net Income (Loss) Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
GAAP Basic Net Income (Loss) Per Share
Net income (loss)	$267	$(248)	$4,072	$126
Basic net income (loss) per share	$0.29	$(0.28)	$4.48	$0.15
Shares used in computing basic net income (loss) per share	916	889	908	829

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$975	$602	$4,580	$2,544
Non-GAAP basic net income per share	$1.06	$0.68	$5.04	$3.07
Shares used in computing Non-GAAP basic net income per share	916	889	908	829

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
GAAP Diluted Net Income (Loss) Per Share
Net income (loss)	$267	$(248)	$4,072	$126
Diluted net income (loss) per share	$0.28	$(0.28)	$4.38	$0.15
Shares used in computing diluted net income (loss) per share	939	889	930	850

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$975	$602	$4,580	$2,544
Non-GAAP diluted net income per share	$1.04	$0.66	$4.92	$2.99
Shares used in computing Non-GAAP diluted net income per share	939	911	930	850

Non-GAAP Financial Measures: This press release includes information about non-GAAP operating margin, non-GAAP diluted earnings per share, non-GAAP tax rates, free cash flow, constant currency revenue and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP operating margin and Non-GAAP diluted earnings per share excludes, to the extent applicable, the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles and income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the company’s long-term benefit over multiple periods.

Specifically, management is excluding the following items from its non-GAAP operating margin and non-GAAP earnings per share, as applicable, for the periods presented in the Q4 FY21 financial statements and for its non-GAAP estimates for Q1 and FY22:

•Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although the Company excludes the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Gains on Strategic Investments, net: Upon the adoption of Accounting Standards Update 2016-01 on February 1, 2018, the company is required to record all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods.

•Income Tax Effects and Adjustments: The company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses and the amortization of purchased intangibles. The projected rate also considers factors including the company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. For fiscal 2021, the company used a projected non-GAAP tax rate of 22.0%. For fiscal 2022, the company uses a projected non-GAAP tax rate of 21.5%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix due to acquisition activity, or other changes to the company’s strategy or business operations. The company will re-evaluate its long-term rate as appropriate

The company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures. For this purpose, capital expenditures includes the cash consideration related to the purchase of 450 Mission in March 2020, but does not include our strategic investments.